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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in this Registration Statement on Form S-4 of Delhaize America, Inc. of our report dated February 6, 2001, except for the information included in Note 19, for which the date is April 25, 2001, relating to the financial statements of Delhaize America, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ PricewaterhouseCoopers LLP

Charlotte, NC
September 17, 2001